UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Rainmaker Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2013
TO THE STOCKHOLDERS OF
RAINMAKER SYSTEMS, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rainmaker Systems, Inc., a Delaware corporation (the “Company,” "we," "us" or "our"), will be held on Wednesday June 5, 2013 , at 9:00 a.m. Pacific Daylight Savings Time at the Company's corporate offices, located at 900 E. Hamilton Ave, Suite 400, Campbell, CA 95008, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1	To elect two directors to serve on our Board of Directors for a three-year term ending in the year 2016 or until their successors are duly elected and qualified;
2	To hold an advisory vote to approve the compensation of our named executive officers, as described in the Proxy Statement;
3	To hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;
4	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
5	To consider and act upon a proposal to amend the 2003 Stock Incentive Plan;
6
To consider and act upon a proposed amendment to our Certificate of Incorporation to effect a reverse split of our outstanding shares of Common Stock by a ratio of one-for-four to one-for-eight, inclusive, without further approval or authorization of our stockholders; and

7	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 19, 2013, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the corporate offices of the Company.
All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,

\s\ Bradford Peppard
Chairman of the Board of Directors
Campbell, California
May 6, 2013

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2013.

THE 2013 PROXY STATEMENT, ALONG WITH OUR ANNUAL REPORT ON FORM 10-K FOR 2012, ARE AVAILABLE ONLINE AT http:/www.edocumentview.com/RMKR. .

Rainmaker Systems, Inc.
900 East Hamilton Suite 400
Campbell, CA 95008
________________________________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY JUNE 5, 2013
General
The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors (the "Board") of Rainmaker Systems, Inc., a Delaware corporation (the “Company,” "we," "us" and "our"), for use at the 2013 Annual Meeting of Stockholders to be held on Wednesday June 5, 2013 (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Daylight Savings Time at the Company's corporate offices , 900 East Hamilton Ave, Suite 400, Campbell, CA 95008. The proxy materials will first be made available to stockholders on or about May 6, 2013.
Voting; Quorum
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 19, 2013, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 41,505,083 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting.
For Proposal One, regarding the election of directors, the nominees receiving the highest number of affirmative votes shall be elected. Cumulative voting is not permitted in the election of directors. Proposal Two, regarding an advisory vote to approve the compensation of our named executive officers, Proposal Four, regarding the ratification of the appointment of our independent registered public accounting firm for 2013, and Proposal Five, regarding the amendment of our 2003 Stock Incentive Plan, must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. With respect to Proposal Three, the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, we will consider the alternative receiving the greatest number of votes - one year, two years or three years - to be the frequency that stockholders recommend. Proposal Six, regarding an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock, must be approved by the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.
The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the Annual Meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the two nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of such nominees is withheld, and, if no contrary instructions are given, the Proxy will be voted FOR the advisory vote to approve the compensation of our named executive officers, “Three Years” for the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, FOR the approval of an amendment to our 2003 Stock Incentive Plan and FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, located at 900 East Hamilton Avenue, Suite 400, Campbell, California 95008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee. If your shares are held of record by a broker, bank or other nominee and you wish to change your vote after submitting a proxy card, you should follow the instructions provided by your broker, bank or other nominee.
Solicitation
The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.
The Company has retained Eagle Rock Proxy Advisors (“Eagle Rock”), a proxy solicitation firm, to assist in soliciting proxies from stockholders. Eagle Rock will receive a base fee of $3,000 plus certain phone and data processing charges, if applicable, as compensation for its services and will also be reimbursed for its out-of-pocket expenses. The Company has also agreed to indemnify Eagle Rock against certain liabilities. Eagle Rock may solicit votes personally or by telephone, mail or electronic means.

Householding of Proxy Materials
Some banks, brokers and other nominee record holders may be “householding” our Proxy Statements and Annual Reports. This means that only one copy of our Proxy Statement and Annual Report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write to us at our principal executive offices, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008, Attn: Investor Relations, telephone: (408) 626-3800. If you want to receive separate copies of the Proxy Statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.
Additional Information
If you have any questions relating to the Annual Meeting, voting your shares, or you need to request proxy materials, you may call our proxy solicitation advisors, Eagle Rock Proxy Advisors, toll free at 888-669-1870 between the hours of 9:00AM and 10:00PM Eastern Time, Monday through Friday
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
General

Our Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of four persons divided into three classes, Class I, Class II and Class III, with Class I consisting of two directors, Class II presently vacant and Class III consisting of two directors.
Each returned Proxy can only be voted for the number of persons up for election (two). Unless individual stockholders specify otherwise, each returned Proxy will be voted FOR the election of the two nominees who are up for election. If, however, any nominee named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for a substitute. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.
Nominees for Class I Directors for Term Ending Upon the 2016 Annual Meeting of Stockholders
The name, age, principal occupation, other business affiliations and certain other information concerning the nominees for election as Class I directors of the Company for a term ending upon the 2016 annual meeting of stockholders is set forth below. The nominees are currently directors of the Company.
Donald J. Massaro, 69, joined our Company as President and Chief Executive Officer and a member of the Company's Board of Directors in December 2012. Mr. Massaro brings more than 40 years of experience, leading technology-based companies and bringing products to market. Most recently, he served as Chief Executive Officer of Sendmail, Inc., a leader in messaging infrastructure, from September 2006 to August 2012. Previously, Mr. Massaro was the President, CEO and founder of Reconnex Inc. from May 2003 to June 2005. From July 2001 to May 2003, he served as President and CEO of Array Networks, Inc. Mr. Massaro holds a BS degree in Aeronautical Engineering from the University of Notre Dame, a Master of Science degree in mechanical engineering from Northwestern University and studied for his PhD at University of California at Berkeley. Mr. Massaro’s previous work experience, including as a CEO of various other companies, enables him to bring valuable perspectives that are core to our Company’s business.
C. Finnegan Faldi, 44, has served as a director of our Company since November 2012 and is currently Chairman of the Governance and Nominating Committee and a member of our Audit Committee and our Compensation Committee. Mr. Faldi brings nearly 20 years of senior management experience in both start-ups and public technology companies. Mr. Faldi is currently serving as President and Chief Executive Officer of TruEffect, Inc., starting in November 2012. Prior to that, Mr. Faldi served as Chief Operating Officer at Datalogix, a database marketing and digital media company, from September 2011 to October 2012. From December 2007 to October 2011, he served as a Vice President over a number of Yahoo’s businesses including Global Broadband, Search Affiliate, NA Mobile and Strategic Partnerships & Operations. Prior to that, he held various senior operational and business development positions including managing the sales, marketing, product and business development teams for both the e-commerce and Direct Merchant business at Solidus Networks from August 2004 to November 2007. Mr. Faldi received a BS degree in Economics, with a concentration in Strategic and Entrepreneurial Management, from the Wharton School at the University of Pennsylvania. He earned his MBA degree from the Graziadio School at Pepperdine University. The Board nominated Mr. Faldi in consideration of his extensive experience with technology and e-commerce companies, which allows him to provide valuable guidance to our Company.
Continuing Class III Directors for Term Ending Upon the 2014 Annual Meeting of Stockholders
Bradford Peppard, 58, has served as a director of our Company since 2004 and is currently Chairman of the Board, effective March 9, 2013, and serves as the Chairman of the Audit Committee and a member of our Governance and Nominating Committee and our Compensation Committee. Since 2002, Mr. Peppard has been President of Lime Tree Productions, a strategic marketing consulting firm. Mr. Peppard also served as a Director of International Sales at Smith Micro. From 1999 to 2002, Mr. Peppard was President of CinemaScore Online, an online source of movie rating information. Prior to that, Mr. Peppard held Vice President of Marketing positions at Aladdin Systems, Software Publishing Corporation and Quarterdeck Office Systems. Mr. Peppard’s financial experience includes positions as Treasurer of Trader Joe’s, Director of Finance and Administration (Controller) for CBS TV and CBS/Fox Studios, an MBA from Stanford Business School with a concentration in Finance, and prior audit committee experience with a number of public companies, including: Aladdin Systems, Monterey Bay Technology, and Oppenheimer Industries. The Board nominated Mr. Peppard in consideration of his extensive sales and marketing experience in various industries together with his deep finance experience, which allows him to provide valuable guidance to our Company.
Gary Briggs, 50, has served as a director of our Company since March 2010 and has been our Lead Independent Director since November 2012. Mr. Briggs has served as Vice President of Consumer Marketing at Google since October 2010. Mr. Briggs is Chairman of the Board of privately held Plastic Jungle, a leading web-based gift card exchange where he also served as the Chief Executive Officer from November 2008 through October 2010. Prior to his position at Plastic Jungle, Mr. Briggs served as Senior Vice President and Chief Marketing Officer at eBay from February 2006 to March 2008, where he was responsible for eBay's branding and marketing activities in North America, including advertising, Internet marketing, direct marketing, onsite merchandising, partner relationships and core category initiatives. Prior to such role, from 2002 to 2006, Mr. Briggs held numerous positions at eBay, including VP of Consumer Marketing for eBay U.S., VP of Global Marketing for PayPal and General Manager for eBay Canada. He earned a Bachelor of Arts degree in 1984 from Brown University and a Masters in Business Administration in 1989 from J.L. Kellogg Graduate School of Management, Northwestern University. The Board nominated Mr. Briggs in consideration of his strong marketing and e-commerce background that includes extensive expertise and experience with both large and small companies and the additional leadership qualities that he brings to the Board.
Director Independence
The Board of Directors has determined that each of Messrs. Peppard, Briggs and Faldi is “independent,” as that term is defined by applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Capital Market.
Meetings and Committees of the Board of Directors
The Board of Directors held five regularly scheduled meetings and six special meetings during the fiscal year ended December 31, 2012 (the “2012 Fiscal Year”). The Board of Directors has an Audit Committee, a Governance and Nominating Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2012 Fiscal Year. The Board of Directors also consulted informally with management during the 2012 Fiscal Year.
We have not established a formal policy regarding director attendance at our annual meetings of stockholders, although we encourage our directors to attend the annual meeting. All of our directors attended the 2012 annual meeting of stockholders.
Audit Committee. The Audit Committee presently consists of Messrs. Briggs, Faldi and Peppard, with Mr. Peppard serving as the Chairman of the Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting policies and internal controls, reviews and monitors the corporate financial reporting and external audit of the Company, including, among other things, the independent auditors’ qualifications and independence, the results and scope of the annual audit and other services provided by the Company’s independent auditors and the Company’s compliance with legal matters that have a significant impact on the Company’s financial reports. The Audit Committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for pre-approving all services performed by the Company’s independent accountants and considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee held six meetings during the 2012 Fiscal Year. Members of the Audit Committee are elected by the Board of Directors. The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.” The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.rainmakersystems.com.
The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as that term is defined by applicable rules of the SEC and the Nasdaq Capital Market. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Board has determined that Mr. Peppard, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under applicable SEC rules.
Governance and Nominating Committee. The Governance and Nominating committee held two meetings during the 2012 Fiscal Year. The Governance and Nominating Committee is currently composed of Messrs. Peppard, Briggs and Faldi, with Mr. Faldi serving as the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee held two meetings during the 2012 Fiscal Year. The Governance and Nominating Committee oversees the Company’s corporate governance functions on behalf of the Board, recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders and oversees the evaluation of the Board. The Board has determined that Messrs. Peppard, Briggs and Faldi are each “independent,” as that term is defined by applicable rules of the SEC and the Nasdaq Capital Market. The Governance and Nominating Committee acts pursuant to a written charter, a copy of which is available on our website at www.rainmakersystems.com.
Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Governance and Nominating Committee will review the qualifications of recommended candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by submitting their names and background to the Chairman of the Governance and Nominating Committee, at the address set forth below under the heading “Stockholder Communications”. The Governance and Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Governance and Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Governance and Nominating Committee and the Board. The Governance and Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services.
Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee will apply the criteria which are set forth in its written charter. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance and Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. However, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Governance and Nominating Committee or the Board, by the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals for 2014 Annual Meeting.”
Compensation Committee. The Compensation Committee consists of Messrs. Peppard, Briggs and Faldi, with Mr. Briggs serving as the Chairman of the Compensation Committee. The Compensation Committee reviews and approves salaries, benefits and bonuses for the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company. It reviews and recommends to the Board of Directors on matters relating to employee compensation and benefit plans. The Compensation Committee also administers the Company’s stock plans. For more information on the processes and procedures for the consideration and determination of director and executive compensation, see "Compensation Discussion & Analysis" below. The Board has determined that Messrs. Peppard, Briggs and Faldi are each “independent” as that term is defined by the applicable rules of the SEC and the Nasdaq Capital Market.
The Compensation Committee held two meetings during the 2012 Fiscal Year. The Compensation Committee acts pursuant to a written charter, a copy of which is available on our website at www.rainmakersystems.com.
Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairnan of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that an independent director serving as Chairman is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.
In addition, in November 2012, the Board named Gary Briggs as its Lead Director. The Lead Director will preside at all meetings of the Board at which the Chairman is not present and will perform other duties assigned to him by the Chairman from time to time.
The Board of Directors as a whole is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee. The Compensation Committee assessed our compensation policies and programs and determined that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on the Company. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or committee.
Stockholder Communications
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, the Chairman of the Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the Board as a whole, or to any of its individual members, should address such communications to: The Board of Directors, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, CA 95008, Attention: Chairman of the Governance and Nominating Committee.
Director Compensation
The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2012.
2012 Director Compensation

Name and Title	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (1) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Gary Briggs, Director	—	16,600	—	—	16,600
C. Finnegan Faldi, Director	—	38,500	7,400	—	45,900
Bradford Peppard, Chairman	30,000	16,600	—	—	46,600
Mitchell Levy, Director (3)	30,000	16,600	—	—	46,600
___________________

(1)
The Company's Board of Directors agreed to eliminate each non-employee director's monthly fees for 2012. During 2012, all non-employee directors would have earned $4,167 in monthly fees for each month of service as a director, and no additional fees relating to meetings attended during the year. Each non-employee Board member who continued to serve as a non-employee Board member after the 2012 annual meeting of stockholders, including each of the Company's current non-employee Board members (other than Mr. Faldi, who joined our Board in November 2012), was granted 20,000 restricted shares of common stock under the Company's 2003 Stock Incentive Plan (the "2003 Plan"), as then provided in the 2003 Plan. These restricted stock grants to the non-employee Board members vest at the rate of 25% per year over four years following the award date and are otherwise subject to the terms and conditions of the 2003 Plan. In October 2012, our Board formed a special committee to assist with the transition to a new Chief Executive Officer for our Company. Messrs. Levy and Peppard were appointed to the committee and were paid $10,000 in monthly fees for their participation on the committee. Mr. Peppard deferred payment of his fees until April 2013.

(2)
The amounts included under the “Stock Awards” and “Option Awards” column reflect aggregate grant date fair value of the restricted stock and option awards granted in each respective fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Please see Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for assumptions used in calculating these amounts.

(3)	On March 9, 2013, Mr. Levy resigned his position as a director of the Company.

Beginning in 2013, Board compensation for non-employee directors will consist of: (i) an aggregate annual retainer fee of $50,000, payable in equal quarterly installments of $12,500 for each quarter of Board service (payable in cash or restricted shares of the Company's common stock, at the election of each director); (ii) an annual grant of 100,000 restricted shares of the Company's common stock on the date each annual stockholders meeting, vesting in a series of four successive quarterly installments upon each director's completion of each three month period of service as a Board member over the 12-month period measured from the grant date, provided that such individual has served as a non-employee Board member for at least six (6) months; and (iii) an initial grant of 50,000 restricted shares of the Company's Common Stock to each new director upon such individual's first election or appointment as a non-employee Board member, vesting in a series of four successive quarterly installments upon such director's completion of each 3-month period of service as a Board member over the 12-month period measured from the grant date.
As of December 31, 2012, each non-employee director had the following number of stock options and unvested shares of restricted stock outstanding:

	Outstanding options at December 31, 2012	Unvested restricted stock awards outstanding at December 31, 2012
Gary Briggs	20,000	35,000
C. Finnegan Faldi	20,000	50,000
Bradford Peppard	—	50,000
Mitchell Levy	—	50,000

Transactions with Related Persons

There were no material related party transactions during the year ended December 31, 2012. In March 2013, we issued and sold approximately 13 million shares of our Common Stock, in a public offering. Members of our board of directors purchased an aggregate of 500,025 shares in the offering at a price of $0.45 per share, for gross proceeds to the Company of approximately $225,000.
Although no formal written policy is in place, our Board of Directors is responsible for reviewing and approving the terms and conditions of all significant related party transactions. All related person transactions set forth above were approved by the Board of Directors.
Required Vote
The two nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for such nominees, shall be elected as Class I directors for a term ending upon the 2016 annual meeting of stockholders or until their successors are duly elected and qualified. The Proxies cannot be voted for a greater number of persons than two.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our stockholders with an opportunity to express their views on our named executive officers' compensation. Although this advisory vote is nonbinding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.
We encourage stockholders to read the “Executive Compensation and Other Information” section in this Proxy Statement, including the Compensation Discussion & Analysis, the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2012. The compensation of our named executive officers is designed to enable us to attract and retain highly skilled individuals in a very competitive industry. The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves to value creation for our stockholders.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any other related disclosure in this Proxy Statement.”
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the advisory vote to approve the compensation of our named executive officers.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal Two above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.
The Board of Directors has determined that holding an advisory vote to approve the compensation of our named executive officers every three years is the most appropriate policy at this time, and recommends that future advisory votes to approve the compensation of our named executive officers occur every three years. Our executive compensation program is designed to create long-term value for our stockholders, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. We also believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider stockholders' input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.
Stockholders will be able to specify one of four choices for this proposal on the Proxy: one year, two years, three years, or abstain. The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board and the Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

Recommendation of the Board of Directors
The Board of Directors recommends a vote to conduct future advisory votes to approve the compensation of our named executive officers every THREE YEARS.

PROPOSAL FOUR: RATIFICATION OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
BDO USA, LLP (“BDO”) was engaged as the Company’s independent registered public accounting firm on October 7, 2004. Audit services provided by BDO during the 2012 Fiscal Year included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.
Principal Accountant Fees and Services
For the fiscal years ended December 31, 2012 and 2011, BDO, our independent registered public accounting firm, billed the approximate fees set forth below:
Audit Fees
Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements, including comfort letters and consents, except those not required by statute or regulation. Aggregate fees billed for audit services were $345,000 and $413,000 for the years ended December 31, 2012 and 2011, respectively.
Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence and audits in connection with acquisitions, and consultations concerning financial accounting and reporting standards. Aggregate fees billed for audit-related services were$16,000 and $41,000 during the years ended December 31, 2012 and 2011, respectively.
Tax Fees
Tax fees consist of fees billed for professional services rendered for state and federal tax compliance and advice, and tax planning. Aggregate fees for tax services were $23,000 and $85,000 during the years ended December 31, 2012 and 2011, respectively.
All Other Fees
None.
All engagements for services by BDO or other independent registered public accountants are subject to pre-approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The pre-approval of the Audit Committee was obtained for all services provided by BDO in 2012 and 2011.
The Audit Committee, composed entirely of independent directors, recommended to the Board of Directors that BDO be appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2013. As our independent registered public accounting firm, BDO will audit our financial statements for the 2013 fiscal year and perform audit-related services in connection with various accounting and financial reporting matters. BDO may perform certain non-audit services for the Company, subject to pre-approval by the Audit Committee.
The Board of Directors approved the selection of BDO as our independent registered public accounting firm for the 2013 fiscal year and is asking the stockholders for ratification of their selection. A representative of BDO is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Required Vote
The affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of BDO. In the event that the stockholders do not approve the selection of BDO, the Board of Directors will reconsider the appointment of the independent auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL FIVE: AMENDMENT OF 2003 STOCK INCENTIVE PLAN

The Amendment
The Rainmaker Systems Board of Directors has approved, subject to the approval of its stockholders, an amendment to the Company’s 2003 Stock Incentive Plan (“2003 Plan”) in the form of an amended and restated 2003 Plan. The amendment (1) increases the aggregate number of shares of common stock available for issuance under the 2003 Plan by 1,200,000 shares, (2) increases the maximum number of shares that can be issued under the annual evergreen provision of the 2003 Plan on the first trading day in January of each calendar year from 1,000,000 shares to 2,000,000 shares (or, if less 4% of the outstanding shares on the last trading day in December of the then immediately preceding calendar year), and (3) extends the term of the 2003 Plan through June 5, 2023 (collectively the “Plan Amendment”).
Currently under the 2003 Plan, since its inception, an aggregate of 9,363,658 shares of common stock (plus an automatic annual increase of 4% of the total outstanding shares up to a maximum of 1,000,000 shares) have been authorized for the issuance of stock options, share appreciation rights, restricted shares and unrestricted shares (collectively “Awards”). As of April 19, 2013, there were approximately 821,451 shares available for grant under the 2003 Plan. 1,811,527 shares were subject to outstanding equity awards under the 2003 Plan and 1,625,000 shares were subject to outstanding equity awards under our 2012 Inducement Equity Incentive Plan. The Board of Directors has determined that the number of shares remaining available for issuance under the 2003 Plan is insufficient to continue to meet the Company’s needs of attracting and retaining employees (including officers), non-employee directors, independent consultants and advisors. The Board of Directors believes that for the foreseeable future, it is in our best interest to engage and compensate such persons through equity awards.
The automatic annual increase will continue to be at a rate of 4%, but the maximum number of shares will be commensurately adjusted to 2,000,000 to better align the annual evergreen provision to the increase in the number of outstanding shares of the Company's Common Stock over the last five years. The Board of Directors believes that it is in our best interest to maintain a sufficient number of shares under the 2003 Plan which is proportionate to our outstanding share count.
Provided the stockholders approve the Amendment to the 2003 Plan, the 2003 Plan will be amended and restated in the form attached hereto as Exhibit A. The principal provisions of the 2003 Plan, as they are proposed to be amended, are summarized below. The following summary of the material provisions of the 2003 Plan does not purport to be complete and is qualified in its entirety by the terms of the 2003 Plan, as it is proposed to be amended. All share numbers in this Proposal do not take into account any reverse split of the Company's outstanding shares of Common Stock as set forth in Proposal 6 of this Proxy Statement.
Summary of the Plan
Plan Adoption
The 2003 Plan was adopted by the Board in April 2003 and serves as a successor to the 1999 Stock Incentive Plan (the "1999 Plan"). The 1999 Plan became effective in connection with our initial public offering of Common Stock and served as the successor to the Company’s 1995 Stock Option/Stock Issuance Plan and 1998 Stock Option/Stock Issuance Plan. No further option grants are made under the 1999 Plan, the 1998 Stock Option/Stock Issuance Plan or 1995 Stock Option/Stock Issuance Plan. The 2003 Plan was amended and restated effective May 15, 2007, again on May 15, 2008, and again on February 18, 2013. The 2003 plan was amended in 2007 to provide for new annual grants to non-employee members of the Board to reflect the 5-for-1 reverse stock split of our common stock, which was effective as of December 15, 2005, and to reflect certain changes in applicable tax, securities and accounting rules arising after the date the 2003 Plan was adopted. The 2003 Plan was amended again in 2008 with the approval of the stockholders to increase the aggregate number of shares of Common Stock available for issuance under the 2003 Plan by 950,000 shares, to increase the maximum number of shares that can be issued under the annual evergreen provision of the 2003 Plan from 600,000 shares to 1,000,000 shares (or, if less, 4% of the total outstanding shares), and to permit awards with respect to such increased number of shares potentially through May 15, 2018. The 2003 Plan was further amended in 2013 to increase the automatic annual grants to non-employee Board members occurring on the date of each annual stockholders meeting from 20,000 restricted shares to 100,000 restricted shares, to change the initial grant made to new directors upon their first election or appointment as a non-employee Board member from 20,000 options to 50,000 restricted shares, and to allow each non-employee Board member to elect to take all or a portion of such director's annual retainer fee or meeting fees in Common Stock in lieu of cash. The foregoing 2013 amendments did not require stockholder approval. If the stockholders approve the Plan Amendment, the 2003 Plan will be amended and restated again as of June 5, 2013. If the stockholders do not approve the Plan Amendment, the provisions of the 2003 Plan, as currently amended and restated, shall remain in effect without regard to the Plan Amendment.
Plan Structure
The 2003 Plan is divided into five (5) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Stock Issuance Program for non-employee Board members and (v) the Director Fee Stock Issuance Program. The principal features of each of the five programs are described below.
Purpose

The purpose of the 2003 Plan is to promote the interests of the Company by providing eligible persons in the Company's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in such service.
Plan Administration
The Compensation Committee of the Board will have exclusive authority to administer the Discretionary Option Grant Program and the Stock Issuance Program with respect to all eligible individuals. However, the Board may also appoint a secondary committee of one or more Board members to have separate but concurrent authority to make option grants and stock issuances under those programs to all eligible individuals other than the Company’s executive officers and non-employee Board members. The term “Plan Administrator,” as used in this Proposal, will mean either the Compensation Committee or any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 2003 Plan. The Compensation Committee will also have the exclusive authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program. Grants under the Salary Investment Option Grant Program, the Director Fee Stock Issuance Program or the Automatic Stock Issuance Program for the non-employee Board members will be made in compliance with the express provisions of each such program.
Eligibility
Employees (including officers), non-employee Board members, and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly compensated employees may also be eligible to participate in the Salary Investment Option Grant Program. Non-employee Board members will also be eligible to participate in the Automatic Option Grant/Stock Issuance Program and the Director Fee Stock Issuance Program. As of April 19, 2013, approximately 200 employees (including 4 executive officers), 3 non-employee directors and 1 consultants and other independent advisors were eligible to receive grants under the 2003 Plan.
Share Reserve
The maximum number of shares of Common Stock that have been authorized for issuance under the 2003 Plan is presently 9,363,6581. This amount is increased on the first trading day in January each year by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the then prior year, but in no event may the annual increase exceed 1,000,000 shares. If the Plan Amendment is approved, an additional 1,200,000 shares will be added to the number of shares reserved under 2003 Plan and the amount by which the number of shares reserved under the 2003 Plan will increase on the first trading day in January each year will be the lesser of (i) four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the then prior year and (ii) 2,000,000 shares.
If any shares subject to options expire or terminate prior to exercise in full or if options are cancelled in exchange for a new grant with an exercise price equal to the fair market value of the Common Stock on such grant date, such shares will be available for future issuance under the 2003 Plan. Unvested shares issued under the 2003 Plan that are subsequently cancelled or repurchased by the Company at the original purchase price are available for future grant under the 2003 Plan. If shares are used to pay the exercise price of an option or if shares are withheld to pay the withholding taxes upon exercise of an option or the vesting of a stock issuance, such shares are not available for future issuance under the 2003 Plan. Shares underlying exercised stock appreciation rights also are not available for future issuance under the 2003 Plan.
In no event may any one individual participating in the 2003 Plan be granted stock options or separately exercisable stock appreciation rights for more than 200,000 shares of Common Stock in the aggregate during each calendar year under the 2003 Plan.
The shares of Common Stock issuable under the 2003 Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares purchased on the open market.

Adjustments
In the event any change is made to the Common Stock issuable under the 2003 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in the capitalization of the Company affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2003 Plan (including the maximum amount of the annual increase), (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances under the 2003 Plan, (iii) the class and/or number of securities and price per share in effect under each outstanding option granted under the 2003 Plan, and (iv) the class and/or number of securities for which automatic restricted stock issuances are to be subsequently made to new and continuing non-employee Board members under the Automatic Stock Issuance Program. The adjustments to the outstanding options are intended to prevent the dilution or enlargement of benefits thereunder.
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[1]
The maximum number of shares that could be issued under the 2003 Plan as of May 14, 2003 was 7,173,524. On December 15, 2005, the 2003 Plan was subject to a 5-for-1 reverse stock split. Annual evergreen share increases (adjusted as necessary for the 5- for-1 reverse stock split) thereafter occurred on the first trading day in January as follows: 313,348 shares in 2004, 355,360 in 2005, 452,277 shares in 2006, 600,000 shares in 2007, 600,000 shares in 2008 (plus an additional 950,000 shares by amendment of the 2003 plan in May 2008), 847,120 shares in 2009, 879,840 shares in 2010, 931,008 shares in 2011, 1,000,000 shares in 2012, and 1,000,000 shares in 2013.

As of April 18, 2013, the closing market price of our Common Stock was $0.42 per share.
Discretionary Option Grant Program
Grants
The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the maximum term for which any granted option is to remain outstanding and, generally, the vesting schedule to be in effect for the option grant, subject to the terms of the 2003 Plan.
Price and Exercisability
Each granted option will have an exercise price per share not less than 100% of the fair market value per share of Common Stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service, generally measured from the grant date. However, the Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Such shares shall be subject to repurchase by the Company on terms established by the Plan Administrator, if the optionee ceases service with the Company prior to vesting of those shares.
The exercise price may be paid in cash or in shares of common stock or through a same-day sale program pursuant to which a brokerage firm is to effect an immediate sale of the shares purchased under the option and  pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.
No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options will generally not be assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, options may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.
Termination of Service
Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. Under no circumstances may an option be exercised after the specified expiration date of the option term. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.
Corporate Transaction
In the event of a Corporate Transaction (defined below), each outstanding option under the Discretionary Option Grant Program that will not be assumed by the successor corporation or otherwise replaced with a cash incentive program that preserves the existing option spread on the unvested option shares will automatically accelerate in full, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or except to the extent acceleration of such option is subject to limitations imposed by the Plan Administrator at grant. The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options or shares will automatically vest in the event the individual’s service is subsequently terminated within a specified period (not to exceed 18 months) following a Corporate Transaction in which those options do not otherwise vest on an accelerated basis. The Plan Administrator may also structure one or more option grants under the Discretionary Option Grant Program so that those options will automatically vest in full upon a Corporate Transaction.
A Corporate Transaction generally includes one or more of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.
Change in Control
The Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program in connection with a Change in Control, with such acceleration or vesting to occur either at the time of the Change in Control or upon the subsequent termination of the participant’s service within a designated period, not to exceed 18 months following the effective date of such Change in Control.
A Change in Control generally will be deemed to occur under the 2003 Plan upon: (i) the acquisition of more than 50% of the Company’s outstanding voting stock pursuant to a tender or exchange offer made directly to the Company’s stockholders or (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nominations was approved by the Board. In addition, the Plan Administrator can provide acceleration of outstanding options upon other events, including other transactions and other types of terminations.
The acceleration of vesting in the event of a change in the ownership or control of the Company is intended to provide employees with an incentive to remain in employment during periods when there is potential for a change in control of the Company and to consider transactions that might result in the termination of their employment, but may, under certain circumstances, have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.
Stock Appreciation Rights
The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:
Tandem stock appreciation rights provide the holders with the right to surrender all or part of an unexercised option for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash, shares of Common Stock or a combination of both.
Limited stock appreciation rights may be granted to officers of the Company subject to Section 16 of the Exchange Act as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a Hostile Take-Over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered share equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share.
For purposes of such option cash-out provisions, the following definitions are in effect under the 2003 Plan:
Hostile Take-Over: the direct or indirect acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend that such stockholders accept.

Take-Over Price: the greater of (A) the fair market value of the shares of Common Stock subject to the surrendered option, measured on the surrender date in accordance with the valuation provisions of the 2003 Plan described below, or (B) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over.
Salary Investment Option Grant Program
The Plan Administrator may put a Salary Investment Option Grant Program into effect for one or more calendar years. Pursuant to this program, each of our executive officers and other highly compensated employees selected by the Plan Administrator may elect to reduce his or her base salary for the calendar year by an amount not less than $10,000 nor more than $50,000. Each selected individual who makes such an election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount of the salary reduction. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the salary reduction is to be in effect.
Automatic Stock Issuance Program for Non-Employee Board Members
Under the Automatic Stock Issuance Program, non-employee Board members will receive restricted stock issuances at specified intervals over their period of Board service. The terms and conditions governing the restricted stock issuances, which may be made under the Automatic Stock Issuance Program, are summarized below.
Under the Automatic Option Grant/Stock Issuance Program, each individual who first joins the Board as a non-employee Board member will automatically be issued 50,000 restricted shares of Common Stock on the date the non-employee Board member joins the Board. Commencing with the 2013 Annual Meeting, each individual who has served as a non-employee Board member for at least six (6) months prior to an annual meeting of stockholders, will automatically be issued 100,000 restricted shares of Common Stock on the date of such annual meeting. No purchase price applies to such restricted share awards
Each restricted share award vests in a series of four successive quarterly installments upon the director’s completion of each three month period of service as a Board member over the 12-month period measured from the grant date.
The shares subject to each automatic restricted stock issuance immediately vest should any Corporate Transaction or Change-of-Control occur during the non-employee Board member’s period of Board service.
Stock Issuance Program
Shares may be sold under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash or, in the discretion of the Plan Administrator, through a promissory note payable to the Company. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards, which entitle the recipients to receive those shares upon the attainment of designated performance goals. The Plan Administrator will have complete discretion under this program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and, generally, the vesting schedule to be in effect for the stock issuance or share rights award.
The vesting schedule for each stock issuance will generally be determined by the Plan Administrator at the time of issuance. The shares may be fully-vested upon the date of issuance, may vest in one or more installments over the participant’s period of future service or vesting may be conditioned upon the attainment of performance milestones. Such shares may vest in full prior to such dates in the event of a Corporate Transaction or Change in Control, according to the parameters described for the Discretionary Option Grant Program in the “Corporate Transaction” and “Change in Control” sections above or such other terms as the Plan Administrator may specify, and, in addition, the Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all share rights awards and all unvested shares outstanding under the Stock Issuance Program.
Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

Director Fee Stock Issuance Program
This program provides that each non-employee Board member may elect to apply all or a portion of any cash retainer or meeting fees for the year to the acquisition of vested shares of Common Stock.
General Plan Provisions
Valuation
For all valuation purposes under the 2003 Plan, the fair market value per share of common stock on any date will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq Capital Market or, in the future if the Common Stock is traded on any other stock exchange, the fair market value will be deemed equal to the closing selling price per share on that date, as reported on such stock exchange.
Vesting Acceleration
In the event of a Corporate Transaction or Change in Control, the vesting of outstanding options under the Discretionary Option Grant Program and outstanding stock issuances under the Stock Issuance Program may be accelerated according to the terms and conditions of these programs, as described in more detail above.

The shares subject to each option under the Salary Investment Option Grant Program will immediately vest upon a Corporate Transaction or Change in Control.
The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.
Cancellation/Regrant
The Plan Administrator will have the authority to effect, with the consent of the affected option holders, the repricing of outstanding options or the cancellation of outstanding options in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.
Special Tax Withholding Election
The Plan Administrator may provide one or more holders of options or share issuances under the 2003 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the issuance or vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.
Amendment and Termination
The Board may amend or modify the 2003 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 2003 Plan will terminate on the earliest of (i) June 5, 2023, (ii) the date on which all shares available for issuance under the 2003 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES
The following is a brief summary of the U.S. federal income taxes of the 2003 Plan generally applicable to the Company and to participants in the 2003 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice.
Option Grants
Options granted under the 2003 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. The optionee generally recognizes no taxable income at the time of the option grant (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-statutory option), and no taxable income is generally recognized at the time the option is exercised. The optionee may, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option is granted for those shares and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain, assuming a gain, in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares generally will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.
If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.
Non-Statutory Options. No taxable income is generally recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.
If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the exercise price paid for such shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.
The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.
Direct Stock Issuance
The tax principles applicable to direct stock issuances and stock appreciation rights under the 2003 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.
Deductibility of Executive Compensation
The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options under the Discretionary Option Grant or Automatic Option Programs will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). Notwithstanding the foregoing, the Company retains the ability to grant awards under the 2003 Plan that do not qualify as performance-based compensation for purposes of Code Section 162(m). However, option grants under the Salary Investment and Director Fee Option Grant Programs will not qualify as performance-based compensation, and any income tax deductions attributable to the exercise of those options will be subject to the $1.0 million limitation, if applicable to such grants.

New Plan Benefits Table
Because all awards under the 2003 Plan are discretionary, it is not possible to predict the awards that will occur if the Plan Amendment is approved.

Effect of the Plan Amendment
If the Plan Amendment is approved by the stockholders, the 2003 Plan will be amended and restated in the form of the amended and restated 2003 Plan attached as Exhibit A to this Proxy Statement. Such amended and restated 2003 Plan will (1) increase the aggregate number of shares of common stock available for issuance under the 2003 Plan by 1,200,000 shares, (2) increase the maximum number of shares that can be issued under the annual evergreen provision of the 2003 Plan on the first trading day in January of each calendar year from 1,000,000 shares to 2,000,000 shares (or, if less 4% of the outstanding shares on the last trading day in December of the then immediately preceding calendar year) and (3) extend the term of the 2003 Plan through June 5, 2023.
Required Vote
In order for the Plan Amendment to take effect, it must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Under the rules of the Nasdaq Capital Market, the Plan Amendment must be approved by a majority of the total votes cast on this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends a vote FOR approval of the Amendment to the 2003 Stock Incentive Plan.

Equity Compensation Plans
The following table sets forth information as of December 31, 2012 with respect to shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans, the 2003 Stock Incentive Plan and the 2012 Inducement Equity Incentive Plan.
﷯

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,770,460	0.85	810,149
Equity compensation plans not approved by security holders	1,250,000	0.69	—
Total	4,020,460	0.77	810,149

On December 21, 2012, the Board of Directors approved and adopted the Company's 2012 Inducement Equity Incentive Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of nonqualified stock options and shares of common stock, either with or without a purchase price, to newly hired employees as a material inducement to such individuals entering into our employment. Stockholder approval of the 2012 Plan is not required under SEC or Nasdaq Capital Market rules. Options granted under the 2012 Plan are priced at not less than 100% of the fair market value of the common stock on the date of grant and have a maximum term of ten years from the date of grant. Awards granted to employees under the 2012 Plan vest in accordance with a schedule determined by the Compensation Committee of our Board of Directors. See Note 10 to our Annual Report on Form 10-K for the year ended December 31, 2012 for additional information regarding the 2012 Plan.

PROPOSAL SIX: AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK BY A RATIO OF BETWEEN ONE-FOR-FOUR AND ONE-FOR -EIGHT, INCLUSIVE, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS.

General
The Company's Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the Company's best interests and recommending to the stockholders of the Company for approval an amendment to the Company's Certificate of Incorporation (the “Charter”) to effect a one-for-four to one-for-eight reverse stock split of the Company's issued and outstanding Common Stock (the “Reverse Split”). There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.
If the Reverse Split is approved by the stockholders, the Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Split within the range approved by the stockholders. The Board of Directors may only effect a reverse stock split within the range approved. The Board of Directors would also have the authority to determine the exact timing of the Reverse Split, which may occur at any time on or prior to the Company's next annual meeting of stockholders, without further stockholder approval. The timing of the Reverse Split will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing requirements of the Nasdaq Capital Market and other intended benefits of the Reverse Split to stockholders and the Company. See the information below under the caption “Purposes of the Reverse Split.”
The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split, if at any time prior to filing an amendment to the Company's Charter to effect the Reverse Split (the “Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”) the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected business and financial performance. If the Reverse Split is approved by the stockholders but is subsequently not implemented by the Board of Directors by the date of the next annual meeting of stockholders, then the proposal will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
The Reverse Split will be effected simultaneously for all holders of Common Stock, and the ratio of post-split shares to pre-split shares will be the same for all of the Common Stock. Except for changes due to the Company's purchase of fractional shares as described below under the caption “Fractional Shares”, the Reverse Split will affect all of the Company's stockholders uniformly, will not change the proportionate equity interests of the Company's stockholders, and will not alter the respective voting or other rights of stockholders. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.
Purposes of the Reverse Split
The principal purpose of the Reverse Split is to increase the market price of the Common Stock above the minimum bid price requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. (“Nasdaq”). The Common Stock is a quoted security on the Nasdaq Capital Market (“NCM”). In order for the Common Stock to continue to be quoted thereon, the Company and the Common Stock are required to continue to comply with various continued listing standards established by Nasdaq. Among other things, the Company is required to maintain a minimum bid price of at least $1.00 per share.
Under Nasdaq's NCM continued listing standards, if the closing bid price of the Common Stock is under $1.00 per share for 30 consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the 180 calendar days following notification by Nasdaq (or such longer period as may be determined under applicable Nasdaq rules), Nasdaq may delist the Common Stock from trading on the NCM.
On December 26, 2012, the Company received a notice from Nasdaq that the bid price of the Company's Common Stock had closed below the minimum $1.00 per share requirement for 30 consecutive business days. The notice further provided that, in accordance with Nasdaq's Listing Rules, the Company would be provided 180 calendar days, or until June 24, 2013, to regain compliance. The notice also stated that if the Company could not demonstrate compliance with the minimum bid price requirement by June 24, 2013 but met the continued listing requirement for market value of publicly held shares and all NCM initial listing criteria on such date (other than the minimum bid price requirement), then the Company would be granted an additional 180 calendar days to regain compliance with the minimum bid price requirement.
Although the Company anticipates that it will be in compliance with all requirements for continued listing on the NCM, other than the minimum bid price requirement, on June 24, 2013, it will not be in compliance with all NCM initial listing criteria as of such date. Accordingly, the Company does not anticipate that it will be eligible for an additional 180 calendar days to regain compliance with the minimum bid price requirement after June 24, 2013, and is therefore requesting stockholder approval to authorize the Board to effect the Reverse Split prior to such date.

If at any time before June 24, 2013, the bid price of the Company's Common Stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, subject to Nasdaq's discretion, Nasdaq will provide written notification that the Company is in compliance with the minimum bid price requirement. If the Company cannot demonstrate compliance with the minimum bid price requirement by June 24, 2013, and all applicable NCM initial listing criteria, Nasdaq will provide written notification that the Company's Common Stock will be delisted. At that time, the Company may appeal the delisting notice to Nasdaq's Listing Qualifications Panel.
If a delisting were to occur, the Common Stock would likely trade in the over-the-counter market on the National Association of Securities Dealers' OTC Bulletin Board or in the “pink sheets”, which were established for securities that do not meet the Nasdaq listing requirements. Such alternative trading markets are generally considered less efficient than the NCM. Consequently, selling the Common Stock would be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and securities analysts' and news media coverage of the Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of the Common Stock.
Such delisting from the NCM or further declines in the market price of the Common Stock could also greatly impair the Company's ability to raise additional necessary capital through equity or debt financing, and significantly increase the ownership dilution to stockholders caused if the Company was to issue equity in financing or other transactions. The price at which the Company issues shares in such transactions is generally based on the market price of the Common Stock, and a decline in the market price of the Common Stock could result in the need for the Company to issue a greater number of shares to raise a given amount of funding or acquire a given dollar value of goods or services.
In addition, if the Common Stock is not listed on the NCM, the Company may become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Common Stock and affect the ability of holders to sell their shares of Common Stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).
The Board of Directors believes that the Reverse Split is likely to result in the bid price of the Common Stock increasing over the $1.00 per share minimum bid price required by Nasdaq, thereby permitting the Company to be in compliance with the NCM minimum bid price requirement of $1.00 per share. However, there can be no assurance that after effectuating the Reverse Split the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Common Stock for quotation on the NCM.
Certain Effects and Risks of the Reverse Split
The following table illustrates the principal effects of the Reverse Split on the Common Stock (assuming a one-for-six Reverse Split):

Common Stock	Number of Shares Prior to the Reverse Split	Number of Shares Subsequent to the Reverse Split
Authorized	50,000,000	50,000,000
Outstanding (1)	41,505,083	6,917,513
Available for Future Issuance (2)	8,494,917	43,082,487
___________________

(1)	Assumes the Effective Time Occurred on the Record Date, and subject to adjustment for cash payments by the Company in lieu of fractional shares.

(2)
Excludes shares of Common Stock issuable (i) upon the exercise of outstanding options under the Company's 2003 Stock Incentive Plan and (ii) upon the exercise of outstanding warrants to purchase Common Stock.

Stockholders should recognize that if the Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by a number from four to eight, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors. In addition, the

Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.
While the Company expects that the reduction in the outstanding shares of Common Stock as a result of the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Split or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's business and financial performance and prospects). Should the market price of the Common Stock decline after the Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effectuated.
There can be no assurance that after effectuating the Reverse Split the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Common Stock for quotation on the NCM. Furthermore, there can be no assurance that any appeal of a decision to delist the Common Stock would be successful or that the Reverse Split would prevent the Common Stock from being forced to trade on the OTC Bulletin Board or in the “pink sheets.” Therefore, there can be no assurance that after the Reverse Split, trading in the Common Stock will be efficient or that the Company will not be subject to Rule 15g-9.
The possibility exists that the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.
After the Effective Time, the number of authorized but unissued shares of Common Stock would increase from 8,494,917 to 43,082,487 (subject to the assumptions and exclusions described in the table above). These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Reverse Split, the dilution to the ownership interest of the Company's existing stockholders may be greater than would otherwise occur had the Reverse Split not been effectuated.
After the Effective Time, each option or warrant would entitle the holder to acquire a number of shares of Common Stock equal to the number of shares of Common Stock which the holder was entitled to acquire immediately prior to the Effective Time divided by a number from four to eight, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors, at an exercise price equal to the price in effect immediately prior to the Effective Time multiplied by a number from four to eight, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors. The number of shares reserved for issuance under the Company's 2003 Stock Incentive Plan would automatically be reduced by a factor of four to eight, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors, after the Effective Time.
As described below, stockholders who would otherwise hold fractional shares after the Reverse Split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of post-split shares as compared to the number of holders of pre-split shares to the extent that there are stockholders who do not hold enough shares to effect a conversion into at least one share in accordance with the ratio of the Reverse Split effected by the Board of Directors, and each such person will cease to be a Company stockholder after the Reverse Split. This, however, is not the purpose for which the Company seeks to effect the Reverse Split, and the Company does not expect the Reverse Split will result in any material reduction in the number of stockholders.
Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of Rainmaker with another company), the Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the Reverse Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.
The Reverse Split will not affect the par value of the Common Stock. As a result, after the Effective Time, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one-four to one-eight of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased after the Effective Time because there will be fewer shares of Common Stock outstanding.
Procedure for Effecting Reverse Split and Exchange of Stock Certificates
If the Reverse Split is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined is the appropriate effective time for the Reverse Split. The Board may delay effecting the Reverse Split until the next annual meeting of stockholders without resoliciting stockholder approval. The Reverse Split will become effective at the Effective Time on the date of filing the Amendment. After the Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
If the Board of Directors implements the Reverse Split, registered stockholders will be sent a transmittal letter from the Company's transfer agent as soon as practicable after the Effective Date of the Reverse Split. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. The transfer agent would forward to each registered stockholder who has sent the required documents a new share certificate representing the number of post-split shares of Common Stock to which the stockholder is entitled. Until surrendered, each share certificate representing pre-split shares of the Common Stock of the Company would be deemed for all purposes to represent the number of whole shares of post-split Common Stock, and the right to receive a cash payment in lieu of any fractional shares (without interest), to which the holder is entitled as a result of the Reverse Split. If a registered stockholder is entitled to a payment in lieu of any fractional share, such payment would be made as described below under “Fractional Shares”. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.
Fractional Shares
No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by a number from four to eight, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors, will be entitled, upon surrender to the transfer agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average closing sale price of pre-split shares (as adjusted to reflect the Reverse Split) for the 20 trading days immediately before the Effective Time, as reported on the Nasdaq Capital Market. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of pre-split shares for such days (as adjusted to reflect the Reverse Split), in each case as officially reported on the NCM, or such other price as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer shares than the ratio of the Reverse Split. This, however, is not the purpose for which the Company is effecting the Reverse Split.
If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold the Company's Common Stock after the Reverse Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Split is effected:
(1) purchase a sufficient number of shares of Common Stock so that you would hold at least that number of shares of Common Stock in your account prior to the implementation of the Reverse Split that would entitle you to receive at least one Common Stock share on a post-split basis; or
(2) if applicable, consolidate your accounts so that you hold at least that number of shares of the Company's Common Stock in one account prior to the Reverse Split that would entitle you to at least one share of Common Stock on a post-split basis. Common Stock held in registered form (that is, shares held by you in your own name on the Company's share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Split. Also, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Split.
Non-registered stockholders holding their Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by the Company for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional shares. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Stockholders should be aware that under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
No Dissenter's Rights
Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment, and the Company will not independently provide stockholders with any such right.
Federal Income Tax Consequences of the Reverse Split
The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares would be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.
No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of pre-split for post-split shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a post-split share). Cash payments in lieu of a fractional post-split shares should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.
The aggregate tax basis of the post-split shares received in the Reverse Split (including any fraction of a post-split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-split shares exchanged therefor. The stockholder's holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split.

Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that stockholders vote FOR the approval of an amendment to our Certificate of Incorporation to effect the Reverse Split.

OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth certain information as of April 19, 2013, regarding the beneficial ownership of our Common Stock by (i) each person, to our knowledge, who is known by us to beneficially own more than five percent of our Common Stock, (ii) each named executive officer, (iii) each of our directors, and (iv) all of our directors and executive officers as a group. This table lists applicable percentage ownership based on 41,505,083 shares of Common Stock outstanding as of April 19, 2013. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options or warrants that are exercisable currently or within 60 days of April 19, 2013, are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008.

Name of Beneficial Owner	Number of Shares Beneficially Owned (Including the Number of Shares Shown in the Second Column)	Number of Shares Owned as a Result of Options and Warrants Exercisable Within 60 Days of April 19, 2013	Percentage of Shares Outstanding
Perkins Capital Management, Inc. (1)	3,647,785	—	8.8%
Diker Management, LLC (2)	3,360,764	—	8.1%
Michael Silton (3)	2,175,984	—	5.2%
Donald Massaro	1,145,833	62,500	2.8%
Bradford Peppard	499,720	—	1.2%
David Guercio	382,857	—	*
Mallorie Burak	375,000	—	*
Timothy Burns (4)	263,399	—	*
James Chung	488,422	—	1.2%
Gary Briggs	154,315	20,000	*
C. Finnegan Faldi	105,555	—	*
All directors and officers as a group (7 persons)	3,151,702	82,500	7.6%
___________________
*    Less than 1%.

(1)
Beneficial ownership information is based solely on information contained in Schedule 13G/A filed with the SEC on February 1, 2013 by Perkins Capital Management, Inc. on behalf of itself and affiliated persons and entities, along with information provided by us regarding the number of shares purchased in our public offering which closed in April 2013. The address for Perkins Capital Management, Inc. is 730 Lake St. E., Wayzata, MN 55391.

(2)
Beneficial ownership information is based on information contained in Schedule 13G/A filed with the SEC on February 15, 2013 by Diker Management, LLC on behalf of itself and affiliated persons and entities, along with information provided by us regarding the number of shares purchases in our public offering which closed in April 2013. The address for Diker Management, LLC is 730 Fifth Avenue, 15th Floor, New York, NY 10019

(3)
Michael Silton's employment with the Company ended effective October 24, 2012 and therefore shares beneficially owned by him are not included in the total amount owned by all directors and officers as a group. On March 26, 2013, the transfer agent's records show 793,595 shares transferred out of Mr. Silton's name.

(4)
Timothy Burns' employment with the Company ended effective February 22, 2013 and therefore shares beneficially owned by him are not included in the total amount owned by all directors and officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors, officers and persons who hold more than ten percent (10%) of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with, except as follows: our board members each received a grant of restricted shares on July 17, 2012; however, the Form 4s relating the grants were filed late on July 20, 2012. On October 18, 2012, Timothy Burns, Chief Financial Officer and Corporate Secretary, surrendered shares to cover tax withholding for the vesting of restricted shares. The related Form 4 was filed late on October 31, 2012.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following table provides the name, age and positions of our executive officers as of April 19, 2013.

Name	Age	Position
Donald Massaro	69	President, Chief Executive Officer, and Director
Mallorie Burak	42	Chief Financial Officer and Corporate Secretary
James Chung	42	Chief Technology Officer
David Guercio	59	Executive Vice President of Sales and Marketing
Set forth below is a description of the backgrounds, including business experience over the past five years, for each of our executive officers.
Donald J. Massaro, 69, joined our Company as President and Chief Executive Officer and a member of the Company's Board of Directors in December 2012. Mr. Massaro brings more than 40 years of experience, leading technology-based companies and bringing products to market. Most recently, he served as Chief Executive Officer of Sendmail, Inc., a leader in messaging infrastructure, from September 2006 to August 2012. Previously, Mr. Massaro was the President, CEO and founder of Reconnex Inc. from May 2003 to June 2005. From July 2001 to May 2003, he served as President and CEO of Array Networks, Inc. Mr.Massaro holds a BS degree in Aeronautical Engineering from the University of Notre Dame, a Master of Science degree in mechanical engineering from Northwestern University and studied for his PhD at University of California at Berkeley. Mr. Massaro’s previous work experience, including as a CEO of various other companies, enables him to bring valuable perspectives that are core to our Company’s business.
Mallorie Burak, 42, joined our Company in January 2013 as Chief Financial Officer and Corporate Secretary. Ms. Burak most recently served as Chief Financial Officer of Foodlink Holdings, Inc. from August 2012 to January 2013. Prior to Foodlink, Ms. Burak held the roles of Vice President of Finance and Corporate Secretary, as well as Acting CFO, of Southwall Technologies Inc. from September 2007 to July 2012. Ms. Burak holds an MBA and B.S. in Business Administration from San Jose State University.
James Chung, 42, has served as Chief Technology Officer since November 2011. Mr. Chung, a Web technology executive with 18 years of experience in high growth start-ups and Fortune 500 companies, is charged with taking the Rainmaker B2B, SaaS-based eCommerce platform forward while leading and optimizing the Company’s global IT, Development, Quality Assurance, Product Management, Professional Services and Corporate Security functions. Mr. Chung’s career covers a blend of IT, engineering and e-commerce with technology leadership experience. He served most recently, as the Director of Global eCommerce Engineering at Intuit, Inc., a provider of business and financial management solutions, from April 2009 to December 2010. From April 2008 to March 2009, Mr. Chung served as Head of Engineering for Apple, Inc.'s B2B Online Store and, from January 2005 to March 2008, as the Director of Engineering, Financial Systems at PayPal, Inc. Mr. Chung studied Industrial and Systems Engineering at San Jose State University and received a B.S. in Management Information Systems from the University of Phoenix.
David Guercio, 59, joined our Company in August 2012 and serves as our Executive Vice President of Sales and Marketing. Mr. Guercio brings more than 20 years of experience in sales, business development, marketing and customer support for software companies spanning the Americas, Asia-Pacific and Europe. Mr. Guercio most recently served as Senior Vice President of Field Operation at KXEN, Inc. from May 2010 to November 2011. Prior to KXEN, Inc., Mr. Guercio held the roles of Executive Vice President of Sales and Services at Centric Software, Inc., from April 2008 to May 2010. From September 2003 to April 2008, Mr. Guercio served as Senior Vice President of Sales at Inxight Software, Inc. Mr. Guercio graduated with a BSC and attended the MBA program at Santa Clara University.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary
Rainmaker’s executive compensation program for our named executive officers (NEOs) is administered by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of non-employee directors Bradford Peppard, Gary Briggs and C. Finnegan Faldi. None of the Company’s executive officers serves as a member of the Compensation Committee of the Company. The Compensation Committee acts pursuant to a written charter, a copy of which is available on our website at www.rainmakersystems.com.
The Compensation Committee is responsible for (i) reviewing and approving matters relating to employee compensation and benefit plans, (ii) reviewing and determining the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer (CEO) and the Chief Financial Officer (CFO), and (iii) establishing the general compensation policies for such individuals. During 2008, the Compensation Committee delegated limited authority to our CEO to increase the base salary for the NEO’s, other than himself, by up to ten percent. With NEO retention as its purpose, this limited delegation of authority provides the CEO with an ability to negotiate to retain an executive officer if he deem necessary. As of April 19, 2013, our CEO has not exercised his discretionary authority. We believe that the compensation programs for the Company’s NEOs should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, and should reward individual contributions to the Company’s success.
On behalf of our stockholders, the Compensation Committee has carefully monitored our executive compensation programs. The Compensation Discussion and Analysis and tables that follow will show, we believe, structures for executive compensation that are appropriate and carefully considered in view of the Company’s objectives and industry conditions and practices. It is our general objective to provide our NEOs with (i) base salary at levels appropriate for our economic circumstances and the goals set for our management and (ii) performance-based incentives that reward solid financial performance with cash bonuses, restricted stock, and stock option awards.
Overall, the Compensation Committee believes that the compensation provided for NEOs in 2012 was appropriate based upon our financial performance, general economic conditions, our analysis of compensation of surveyed companies, our assessments of individual and corporate performance, and other relevant factors.

Named Executive Officers
This Compensation Discussion and Analysis explains how our compensation program is designed and operates with respect to our NEOs. Our NEOs include (i) our CEO, (ii) our two most highly compensated executive officers in the fiscal year ended December 31, 2012 and (iii) a departing executive that would have qualified as an NEO if still employed with us at December 31, 2012. Our NEOs are identified in the Summary Compensation Table that appears following this Compensation Discussion and Analysis.
Overview of Executive Compensation Philosophy and Objective
Our Compensation Committee firmly believes that the compensation provided to our NEOs should directly reflect the financial performance of the Company, and be closely tied to stockholder value. Our compensation plans are consequently designed to link individual rewards with the Company’s performance by applying objective, quantitative factors including the Company’s own business performance and general economic factors. We also rely upon subjective and qualitative factors such as technical expertise, leadership and management skills when structuring executive compensation in a manner consistent with our pay-for-performance philosophy.
In addition to providing our NEOs with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their individual contribution to that performance, our Compensation Committee generally provides our NEOs with compensation that is competitive enough to retain highly skilled individuals. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.
Procedures for Determining Executive Compensation
In making its decision, the Compensation Committee considers all aspects of NEO compensation, and takes into account (i) our corporate performance, (ii) the CEO’s recommendations with respect to the total compensation for all NEOs, including his own, and (iii) the Radford Executive Compensation Survey data that our Human Resources department summarizes for the Compensation Committee. In its sole discretion, the Compensation Committee may accept or reject, in whole or in part, the recommendations of our CEO. The Compensation Committee does not use a consultant, but has received some advice from Paul Hastings LLP, its outside legal counsel about industry practices generally. For 2012, the Compensation Committee reviewed the recommendations of our CEO with respect to the compensation of our NEOs, determined the appropriateness of the recommendations in accordance with the market data and our corporate performance, and approved such recommendations without adjustment.
Elements of Executive Compensation
The material components of compensation for our NEOs from year to year, as well as the specific principles and purpose of each component, are set forth below. We believe that these components of compensation are necessary and appropriate in order to attract and retain qualified executive officers. The compensation of our NEOs consists primarily of four major components:

•	Base salary;

•	Annual bonus;

•	Stock-based awards; and

•	Employee benefits programs:

◦	Perquisites and other personal benefits

◦	Severance and change in control benefits
(a) Base Salary. In general, base salary is the compensation for services rendered in the position that the NEO serves. We establish base salaries after considering a variety of factors including each NEO’s qualifications and experience, prior employment, industry knowledge, scope of responsibilities, and individual performance, as well as internal pay equity and market survey data. Specific weightings are not applied to these factors. Base salaries are generally reviewed annually as part of the compensation review process.
(b) Annual Bonus. Our pay-for-performance philosophy ensures that annual incentive compensation awards are tied to the achievement of business specific goals. Certain of the Company’s executive officers, including the CEO and CFO, have entered into employment agreements which provide for, in addition to base salary, bonuses to be awarded on the basis of the Company’s attainment of pre-established revenue and net income goals. It is the intent of the Compensation Committee to use these bonuses, in conjunction with the executive officer’s equity incentives, to tie a potentially large portion of the executive officer’s total compensation to the financial performance of the Company.
Our NEOs typically participate in the Rainmaker Systems, Inc. Corporate Bonus Plan, which was established in 2009 for the benefit of our executive officers. The Corporate Bonus Plan is generally structured as follows, with changes made from year-to-year to reflect changing business needs and competitive circumstances:

•	At the beginning of each fiscal year, our CEO and CFO recommend quarterly and annual financial performance targets, as discussed below, subject to the approval of the Compensation Committee.

•
At the close of each quarter of the fiscal year, the Compensation Committee assesses the Company’s performance against the pre-established quarterly metrics. Provided that the Company achieves at least 80 percent of its quarterly goals, the NEOs receive after the close of such quarter a bonus based on their individual payout target percentage and the weighted value of the applicable goal.

•
Similarly, at the close of the fiscal year, the Compensation Committee assesses the Company’s performance against the pre-established annual metrics. Provided that the Company achieves at least 80 percent of its annual goals, the NEOs receive after the close of the fiscal year a bonus based on their individual payout target percentage and the weighted value of the applicable goal.

The Corporate Bonus Plan provides for cash bonuses to be paid quarterly and annually when the predetermined performance targets are achieved. The amount of the quarterly and annual bonuses that we pay to our NEOs participating in the plan is determined by a formula that weighs our quarterly and annual achievement of pre-established revenue and income goals. A bonus is only paid in the event the Company achieves at least 80 percent of its performance target. If our performance for any measure falls between 80 percent and 100 percent, we interpolate to determine the applicable payout percentage. If our performance for any measure exceeds 100 percent, the bonus amount payable to each such officer in respect of such component of the bonus formula shall be increased by 2.5% for each whole 1% increment achieved above such 100% attainment. The table below sets forth the bonus plan in which each NEO participated in 2012, the bonus opportunity (expressed as a percentage of compensation), the performance targets and the weights assigned to each target. All NEOs who participated in the Corporate Bonus Plan voluntarily forfeited any potential payment in 2012.
Fiscal Year 2012 Annual Bonus Plan

Executive	Plan	Target (% of base salary)	Corporate Bonus Plan Performance Targets	Weight

Donald Massaro (1) President and CEO	Corporate Bonus Plan	Not Applicable	• Quarterly revenue • Quarterly profitability • Annual profitability	40% 40% 20%
Michael Silton Former President, CEO and Chairman	Corporate Bonus Plan	100%
Timothy Burns Former CFO	Corporate Bonus Plan	30%
James Chung Chief Technology Officer	Corporate Bonus Plan	25%
___________________

(1)
Per Mr. Massaro's executive employment agreement dated December 11, 2012, he is eligible to receive an aggregate bonus of up to 75% of base salary, beginning in the second quarter of 2013. The target is 100% percent of base salary for subsequent years.

(c) Stock-based Awards. The Company maintains the 2003 Stock Incentive Plan (the 2003 Plan), which permits the Company’s Board of Directors or Compensation Committee to make awards of incentive stock options, non-qualified stock options, stock appreciation rights, shares, and restricted stock. In addition, in December 2012, the Board of Directors adopted and approved the 2012 Inducement Equity Incentive Plan (the “2012 Plan”). In December 2012, the Compensation Committee of our Board of Directors granted an inducement equity award to Donald Massaro under the 2012 Plan in connection with his entering into employment as Rainmaker’s President and Chief Executive Officer.
These awards are designed to create a meaningful opportunity for stock ownership based upon the NEO’s current position with the Company, the NEO’s personal performance in recent periods and his or her potential for future responsibility and promotion over the term of the award. The relevant weight given to each of these factors varies from individual to individual. Each grant is also designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In past years, the Company has annually granted restricted stock awards, incentive stock options (subject to the volume limitations contained in the Internal Revenue Code) and non-qualified stock options under the 2003 Plan to certain executive officers. Our Board has established the third Monday of November as the day on which to make annual grants of restricted stock awards and stock option awards. The Board selected this time for grants because the annual grant dates in November generally fall within the middle of the fourth fiscal quarter (when the trading window is expected to be open). The Board has the flexibility to set grants at other dates during the year, but prefers this annual grant date in order to ensure that there is no timing, nor reason to time, our release of material non-public information for the purpose of affecting the value of executive compensation. Through authority delegated by the Board, the Chairman of the Compensation Committee may approve stock grants to new employees on the third Monday of each month following a new hire.
Regardless of when grants occur, the exercise price for stock options is always determined based on the closing market price of the Company’s common stock on the date of grant. Each stock option generally becomes exercisable in a series of installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Stock option awards generally vest 25% at the end of one year following the grant date and 1/36 each month during the following three years. Restricted stock awards generally vest quarterly over a two to four year period following the award date. The Company does not have stock ownership requirements.
(d) Perquisites and Other Personal Benefits. Certain NEOs receive perquisites, principally pursuant to their employment agreements that were in effect in 2012. The perquisites include personal expense reimbursements relating to health care and life insurance premiums, car allowance and financial and tax planning.
(e) Severance and Change in Control Payments. Our NEOs are entitled to severance and change-in-control benefits pursuant to employment agreements or pursuant to offer letters entered into at the time of hire. The Company currently has employment agreements with Donald Massaro, President and Chief Executive Officer, and Mallorie Burak, Chief Financial Officer and Corporate Secretary. In addition, the Company had employment contracts with Michael Silton and Timothy Burns, whose employment with the Company terminated effective October 24, 2012, and February 22, 2013, respectively.
The employment agreement for Mr. Massaro generally provides that if his employment is constructively terminated or terminated by the Company without cause, then Mr. Massaro shall receive, with no duty to mitigate, an amount equal to six months base salary.

The employment agreement for Ms. Burak generally provides that if her employment is constructively terminated or terminated by the Company without cause, then Ms. Burak shall receive, with no duty to mitigate, an amount equal to six months base salary.
(f) Inter-Relationship of Elements. The Compensation Committee reviews overall compensation including base salary, bonus and stock/option grants to make sure they are commensurate with the executive’s position and experience, and determines the weighting of each component of compensation based on market survey information from the Radford Executive Compensation Survey data. The Compensation Committee allocates between long-term and currently-paid out compensation, based on market survey data, which shows the allocation of current paid-out compensation and long-term compensation for comparable positions in the same general geographic area. Quarterly and annual cash bonuses are intended to provide each executive incentives to achieve the financial objectives for the current fiscal period, whereas equity compensation is structured to reward the executive for long-term performance of the Company, since equity vests over a number of years—usually two to four years.
(g) Adjustment or Recovery of Awards. Under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse us for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities during those 12 months. The Company does not have other policies or recovery rights with respect to NEO compensation, other than the vesting schedules described below.
(h) Financial Accounting Considerations. The relative expense associated with stock option and restricted stock awards factored into the Compensation Committee’s decision to consider restricted stock awards in addition to stock options, because of the volatility of the Company’s Common Stock and the resulting FASB ASC 718 stock option expense attached to stock options. The Compensation Committee feels that the option value for purposes of computing the FASB ASC 718 expense attached to stock options is disproportionately high and that restricted stock provides NEOs with an appropriate long term incentive.
(i) Tax Considerations. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation exceeding $1.0 million paid to certain executive officers. Compensation above $1.0 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Internal Revenue Code. The Company anticipates that any compensation deemed paid by it (whether by the disqualifying disposition of incentive stock options or the exercise of non-statutory stock options) in connection with options with exercise prices equal to the fair market of option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual. Because all compensation paid to the executive officers has not approached the Section 162(m) limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit.
We have granted stock options as incentive stock options in accordance with Section 422 of the Internal Revenue Code, subject to the volume limitations. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock, when recognized for income tax purposes, will be capital gain rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.
Summary Compensation
The table below summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2012 and 2011.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Donald Massaro (4)	2012	—	—	517,500	142,000	—	—	659,500
President and Chief Executive Officer
Timothy Burns (5)	2012	200,000	—	133,700	—	2,100	—	335,800
Former Chief Financial Officer	2011	161,300	4,500	107,400	—	—	—	273,200
James Chung	2012	235,000	800	60,800	—	—	—	296,600
Chief Technology Officer	2011	22,600	—	66,300	—	—	—	88,900
Michael Silton (6)	2012	331,800	—	219,600	—	14,200	89,400	655,000
Former President, Chief Executive Officer and Chairman	2011	405,000	—	—	—	—	61,300	466,300
___________________

(1)
The amounts included under the “Stock Awards” and “Option Awards” column reflect aggregate grant date fair value of the restricted stock and option awards granted in each respective fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Please see Note 10 in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for assumptions used in calculating these amounts.

(2)
Our NEO's are eligible to receive non-equity incentive plan compensation, which is a bonus paid based on a measurable attainment schedule. During 2012, Messrs. Silton and Burns were paid non-equity incentive plan compensation based on achievement of performance goals in the third quarter of 2012.

(3)	The figures reported in the “All Other Compensation” column above for 2012 consist the following items:

Executive	Company- paid Medical	Financial Planning	Auto Allowance	Company- paid Life Insurance	Accrued Vacation Payment	Total
Michael Silton	$17,900	$12,000	$19,700	$22,500	$17,300	$89,400

(4)	Donald Massaro was hired as President and Chief Executive Officer on December 11, 2012.

(5)	Timothy Burns was hired as Corporate Controller on November 30, 2010. He was named Acting CFO on April 20, 2011 and was promoted to CFO on November 4, 2011. His employment ended on February 22, 2013.

(6)	Michael Silton's employment as CEO of the Company terminated on October 24, 2012.

Outstanding Equity Awards
The following table sets forth certain information regarding the stock option grants and stock awards to the named executive officers as of the end of 2012.
Outstanding Equity Awards at December 31, 2012

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Unexercisable (#)		Options Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Donald Massaro
12/27/2012	500,000	(2)	$0.69	12/27/2022	—		$—
12/27/2012	—		—		250,000	(3)	$182,500
12/27/2012	—		—		500,000	(4)	$365,000
Timothy Burns
11/19/2012	—		—		100,000	(7)	$73,000
11/19/2012	—		—		65,000	(11)	$47,500
11/21/2011	—		—		42,500	(8)	$31,000
4/18/2011	—		—		18,750	(6)	$13,700
12/20/2010	—		—		15,000	(10)	$11,000
James Chung
11/19/2012	—		—		75,000	(5)	$54,800
11/28/2011	—		—		97,500	(9)	$71,200
Michael Silton
No outstanding options or stock awards	—		—		—		$—
___________________

(1)	Market value of shares that have not vested was calculated by using our closing market price at December 31, 2012 of $0.73 per share.

(2)	These options vest 6.25% quarterly over 4 years from 2012 to 2016 and will be fully vested in 2016.

(3)	These restricted stock awards fully vest on March 31, 2013.

(4)	These restricted stock awards vest 6.25% quarterly from 2012 to 2016 and will be fully vested in 2016.

(5)	These restricted stock awards vest 6.25% quarterly over 4 years from 2011 to 2015 and will be fully vested in 2015.

(6)
These restricted stock awards vest 6.25% quarterly over 4 years from 2011 to August 22, 2013, six months after Mr. Burns ended his employment with the Company, per the transition agreement dated January 23, 2013.

(7)
These restricted stock awards vest 12.5% quarterly over 2 years from 2012 to August 22, 2013, six months after Mr. Burns ended his employment with the Company, per the transition agreement dated January 23, 2013.

(8)
These restricted stock awards vest 12.5% quarterly over 2 years from 2011 to August 22, 2013, six months after Mr. Burns ended his employment with the Company, per the transition agreement dated January 23, 2013.

(9)	These restricted stock awards vest 25% annually over 4 years from 2011 to 2015 and will be fully vested in 2015.

(10)
These restricted stock awards vest 25% annually over 4 years from 2010 to August 22, 2013, six months after Mr. Burns ended his employment with the Company, per the transition agreement dated January 23, 2013.

(11)	53,000 shares of this grant of restricted stock awards will vest on August 22, 2013, per the transition agreement dated January 23, 2013.

Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statements on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Bradford Peppard, Chair
Gary Briggs
C. Finnegan Faldi

Annual Report
A copy of the Annual Report of the Company for the 2012 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
Form 10-K
The Company filed an Annual Report on Form 10-K for the year ended December 31, 2012 with the SEC on April 1, 2013. Stockholders may obtain a copy of this report, free of charge, by writing to Investor Relations, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008. In addition, copies of our annual, quarterly and current reports, and any amendments to those reports, are made available, free of charge, on or through our website as soon as reasonably practicable after electronically filing such reports with the SEC. Our website is www.rainmakersystems.com.
Deadline for Receipt of Stockholder Proposals for 2014 Annual Meeting
In accordance with Rule 14a-8 promulgated under the Exchange Act, the date by which stockholder proposals must be received by the Company for inclusion in our Proxy Statement and form of proxy for the 2014 Annual Meeting is January 6, 2014, unless the date of our 2014 Annual Meeting of Stockholders is more than 30 days before or after June 5, 2014, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008.
In accordance with our Bylaws, proposals of stockholders of the Company that are not to be included in our proxy statement pursuant to Rule 14a-8 and are intended to be presented by such stockholders at the 2014 Annual Meeting of Stockholders must be received by us no earlier than January 6, 2014 and no later than February 5, 2014, in order that they may be considered at that meeting; provided that if the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than or 60 calendar days after June 5, 2014, notice by the stockholder, to be timely, must be so received not more than 90 days nor later than the later of (i) 60 days prior to the annual meeting of stockholders or (ii) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs. The proxy solicited by the Board of Directors for the 2014 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a stockholder, and required or permitted to be voted on, at that meeting for which the Company has not been provided with notice in accordance with the foregoing.
It is important that the proxies be returned promptly and that all shares are represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.
The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

\s\ Bradford Peppard
Campbell, California
May 06, 2013

RAINMAKER SYSTEMS, INC.
PROXY
COMMON STOCK
2013 Annual Meeting of Stockholders
Wednesday June 5, 2013
This Proxy is solicited on Behalf of the Board of Directors of
Rainmaker Systems, Inc.
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 5, 2013 and the Proxy Statement and appoints Donald  J. Massaro and Mallorie S. Burak, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Rainmaker Systems, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 900 East Hamilton Ave, Suite 400, Campbell, CA 95008, on Wednesday, June 5, 2013 at 9:00 a.m., Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The Board of Directors recommends a vote FOR the listed directors in Proposal One, a vote FOR the advisory vote to approve the compensation of our named executive officers in Proposal Two, a vote for “Three Years” for the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers in proposal Three, a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 in Proposal Four, a vote FOR the approval of an amendment to our 2003 Stock Incentive Plan in Proposal Five and a vote FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock in Proposal Six. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR Proposals One, Two, Four, Five and Six, and THREE YEARS for Proposal Three.

(Continued, and to be marked, dated and signed, on the other side)
DETACH PROXY CARD HERE
☐ PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE

The Board of Directors Recommends a Vote FOR Proposal One.

1.	Election of Directors: To elect two directors to serve for a three-year term ending in the year 2016 or until their successors are duly elected and qualified.

Donald J. Massaro
☐	FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY TO VOTE

C. Finnegan Faldi
☐	FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY TO VOTE

The Board of Directors Recommends a Vote FOR Proposal Two.

2.	To approve the advisory resolution to approve the compensation of our named executive officers.

☐	FOR	☐	AGAINST	☐	Abstain

The Board of Directors Recommends a Vote FOR "Three Years" Proposal Three.

3.	To approve the frequency of future advisory votes to approve the compensation of our named executive officers.

☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

The Board of Directors Recommends a Vote FOR Proposal Four.

4.	To ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

☐	FOR	☐	AGAINST	☐	Abstain

The Board of Directors Recommends a Vote FOR Proposal Five.

5.	To consider and act upon a proposal to amend the 2003 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	Abstain

The Board of Directors Recommends a Vote FOR Proposal Six.

6.	To consider and act upon a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock.

☐	FOR	☐	AGAINST	☐	Abstain

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name:

(Authorized Signature)
Date: